Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of the 10th day of August, 2010 by and between YouBlast Global, Inc., a Delaware corporation (the “Company”), and John Thomas Bridge & Opportunity Fund II, L.P. (the “Investor”).
ARTICLE I.

RECITALS

1.01 The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

1.02 The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, (i) debentures in the aggregate principal amount of $250,000 bearing interest at the rate of 16% per annum, in the form attached hereto as Appendix I (the “Debenture”), and (ii) as additional consideration for the purchase of the Debenture, a common stock purchase warrant, in the form attached hereto as Appendix II (the “Warrant”) exercisable for a five year period at an exercise price of $0.50 per share.

1.03 Each of the Parties acknowledges that each has given and received good, valuable and present consideration to support each of the obligations of the Parties under this Agreement.

ARTICLE II.

TRANSACTION TO BE EFFECTED PURSUANT TO THIS AGREEMENT

2.01 Purchase of Debenture and Warrants.  Subject to the terms and conditions of this Agreement, on the Closing Date the Investor shall purchase, and the Company shall sell and issue to the Investor, the Debenture and the Warrant.  The aggregate purchase price (the “Purchase Price”) of the Debenture and the Warrant shall be $250,000.  The Purchase Price for the Debenture shall be advanced by the Investor in one or more tranches as follows: (i) Investor shall fund $100,000 on the Closing Date, and (ii) $150,000 on or before August 31, 2010.

2.02 Registration Rights Agreement.  When issued, the Debenture Shares and the Warrant Shares shall have the benefit of that certain Registration Rights Agreement dated as of the date hereof and attached hereto as Appendix III (the “Registration Rights Agreement”).
ARTICLE III.

CLOSINGS

3.01 Date and Place of Initial Closing.  The initial closing (the “Initial Closing”) hereunder with respect to the issuance and sale of the Debenture and the Warrant and the consummation of the related transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article VII, take place at the offices of Brewer & Pritchard, P.C., 3 Riverway, Suite 1800, Houston, Texas 77056 at the same time and on the same date (the “Initial Closing Date”) as the closing of the initial sale of a principal amount of $100,000 Debenture and the Warrant to purchase 800,000 shares of Common Stock.

3.02 Deliveries at Initial Closing.

(a) At, or prior to, the Closing, the Company shall:

(i) deliver to the Investor an Officer’s Certificate executed by the Secretary of the Company certifying to and attaching (A) the Certificate of Incorporation and Bylaws of the Company and all amendments thereto, (B) the resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement and the Transaction Documents, and (C) certificates of the appropriate government officials of the State of Delaware bearing a recent date, to the effect that the Company is duly incorporated, validly existing, qualified to transact business, and in good standing under the laws of the State of Delaware;

(ii) execute and deliver to the Investor this Agreement;

(iii) execute and deliver to the Investor (or Brewer & Pritchard, P.C.,) certificates or other instruments representing the Debenture and the Warrant to purchase 800,000 shares of the Company’s Common Stock; and

(iv) execute and deliver to the Investor the Registration Rights Agreement.

(b) At the Closing, the Investor shall:

(i) deliver to the Company the Purchase Price as set forth in Section 2.01;

(ii) execute and deliver to the Company this Agreement; and

(iii) execute and deliver to the Company the Registration Rights Agreement.

3.03 Additional Issuances of Common Stock.  The Company is required to issue the Debenture Shares to Investor in certain events of default as set forth in Section 3(b) of the Debenture.  Such issuance shall occur within 10 business days of such default.

3.04   Date and Place of Subsequent Closing.  At any time on or before August 31, 2010, the Investor shall deliver to the Company $150,000, which may be delivered in multiple tranches of at least $50,000.  Each such subsequent closing (a “Subsequent Closing”) shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article VII, take place at the offices of Brewer & Pritchard, P.C., 3 Riverway, Suite 1800, Houston, Texas 77056 at the same time and on the same date (“Subsequent Closing Date”) as the closing of each subsequent sale of Debenture and the Warrants.

3.05  Deliveries at Subsequent Closings.

(a) At, or prior to, each Subsequent Closing, the Company shall, within three (3) Business Days of a Subsequent Closing, execute and deliver to the Investor (or Brewer & Pritchard, P.C.,) certificates or other instruments representing the Debenture and the Warrant (such Warrant giving the Investor the right to purchase up to 400,000 shares of Common Stock for each $50,000 principal amount of Debenture purchased by Investor); and

(b) At each Subsequent Closing, the Investor shall deliver to the Company the Purchase Price as set forth in Section 2.01.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.01 Representations and Warranties of the Company.  The Company represents and warrants to the Investor as set forth in this Article IV.

4.02 Organization and Standing of the Company; Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware with the power and authority to own and lease its properties (as applicable) and to carry on its business as now being conducted and is qualified and authorized to do business, in all jurisdictions in which the character of its properties or the nature of its businesses requires such qualification or authorization.  The Company is duly and validly authorized by all necessary corporate action, has full power and authority to and has taken or caused to be taken all necessary action to authorize it to execute and deliver this Agreement and the Transaction Documents, and to perform and comply with the terms, conditions, and agreements set forth herein and therein.

4.03 Capitalization of the Company.  Immediately prior to execution of this Agreement and the Initial Closing:

(a) the authorized capital stock of the Company consists entirely of Fifty Million (50,000,000) shares of Common Stock, and Ten Million (10,000,000) shares of Preferred Stock;

(b) 30,028,710 shares of Common Stock are issued and outstanding, zero (0) shares of Preferred Stock are issued or outstanding, and the Company has outstanding warrants to purchase Common Stock in the aggregate amount of 10,344,034 shares;

(c) the Company has no issued or outstanding capital stock or obligations to issue capital stock except as set forth in subsection (b) above.

4.04 Duly Issued.  Upon issuance and delivery to the Investor of the Debenture (and the Debenture Shares) and the Warrant (and the Warrant Shares) against payment of the purchase price therefore, such securities will be validly issued, fully paid and non-assessable, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

4.05 No Conflict.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party will not violate the Certificate of Incorporation or Bylaws of the Company and will not violate any provision of law, or order of any court or governmental agency affecting the Company in any respect, and will not conflict with, result in a breach of the provisions of, constitute a default under any material agreement binding on the Company, or result in the imposition of any lien, charge, or encumbrance upon any assets of the Company that could have a Material Adverse Effect.  No approval or consent from any third party not already obtained is required in connection with the execution of or performance under this Agreement or the Transaction Documents.

4.06 Governmental Authorization: Third Party Consents.  The Company is in compliance with all (x) material contracts and (y) laws, rules or regulations, orders, judgments, writs, injunctions, decrees, determinations, awards of any applicable governmental authority and all governmental approvals.  No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required of the Company with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to applicable state securities law, which filings will be made by the time required thereby.

4.07 Private Placement; No Integrated Offering.  The offer and sale of the Debenture and Warrant to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Debenture or Warrant under the 1933 Act.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF INVESTOR

5.01 Representations and Warranties of the Investor.  The Investor represents and warrants to the Company as set forth in this Article V.

5.02 Organization and Existence.  Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Debenture and Warrant pursuant to this Agreement.

5.03 Authorization; Authority.  This Agreement has been duly authorized and executed by the Investor and constitutes a valid agreement binding upon the Investor, enforceable in accordance with its terms (except to the extent that such enforceability may be limited by bankruptcy or similar laws affecting creditors’ rights generally or by general equitable principles).  Investor has the full legal right, power and authority to enter into this Agreement and to perform such Investor’s obligations hereunder and thereunder upon the terms and conditions herein and therein set forth.

5.04 Securities Not Registered.  The Investor is acquiring the Debenture and the Warrant for Investor’s own account and not with a view to or for sale in connection with the distribution thereof in violation of applicable securities laws.  Investor has been advised that the Debenture (and the Debentures Shares) and the Warrant (and the Warrant Shares) to be issued have not been registered under the Securities Act, or applicable state securities laws and that they must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act or any exemption from such registration is available.  Investor acknowledges and agrees that the certificates or other instruments representing the Debenture (and the Debenture Shares) and the Warrant (and the Warrant Shares) will bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH OFFER FOR SALE OR SALE, COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Investor further acknowledges and agrees that the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to such securities and/or make appropriate notations to such effect in its own transfer records.

5.05 Investment Experience, Etc.  The Investor represents that such Investor (i) has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the purchase of the Debentures and Warrants, (ii) has a net worth significantly in excess of the amount of the Purchase Price and is able to bear the economic risk of a complete loss on the purchase of the Debentures and Warrants, and (iii) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

5.06 Finder’s Fees.  The Investor has not incurred any liability for commissions or other fees to any finder, broker or agent in connection with the transactions contemplated by this Agreement, other than an aggregate of $32,500 in sales commission owed to John Thomas Financial Inc., to be paid pursuant to a flow of funds schedule.

ARTICLE VI.

COVENANTS OF THE COMPANY

6.01 Maintenance of Corporate Existence, etc.  Until six (6) months following the payment in full of the Debenture, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it of any subsidiary and deemed by the Company to be necessary to the conduct of their business.

6.02 Prompt Payment of Taxes, etc.  Until six (6) months following the payment in full of the Debenture, the Company shall promptly pay and discharge, or cause to be paid and discharge, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms or otherwise in accordance with policies related thereto adopted by the Company’s Board of Directors, all other indebtedness incident to operations of the Company.

6.03 Accounts and Records.  The Company shall at all times keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

6.04 Compliance with Requirements of Government Authorities.  The Company shall at all times duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

6.05 Visits and Inspections.  Until the payment in full of the Debenture, the Company shall permit representatives of the Investor, from time to time, as often as may be reasonably requested, but only during normal business hours and upon reasonable prior notice, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects (and by this provision the Company authorizes such accountants to discuss the finances and affairs of the Company).

6.06 Conduct of Business.  Until six (6) months following the payment in full of the Debenture, the Company shall engage only in business consisting primarily of business conducted on the Initial Closing Date and other businesses reasonably related thereto, that business being related to licensing, data bases, tech platforms, digital publishing and social networking

6.07 Use of Proceeds.  The Company shall use the proceeds of the sale of the Debenture and Warrant only for the purposes for working capital.

6.08 Compliance with Agreements.  The Company shall perform and observe all of its material obligations to the Investor, set forth in this Agreement, the Transaction Documents, and the Certificate of Incorporation, Bylaws or other organizational and governing documents of the Company.

6.09 Share Reservation.  Until the date of the payment in full of the Debenture, the Company shall reserve a sufficient number of shares of its Common Stock in order to lawfully issue Investor the Debenture Shares and the Warrant Shares.  The Company shall increase the number of shares of its authorized Common Stock pursuant to its Certificate of Incorporation, if necessary, in order to reserve a sufficient number of shares to fulfill its obligation to this Section 6.09.

6.10 Other Negative Covenants.  For the period ending six (6) months following the repayment in full of the Debenture (except for subsection (viii)), the Company shall not, unless such transaction is approved in writing by the Investor:

(i)           Sell, lease, or otherwise dispose of all or substantially all of its assets;

(ii)           Dissolve, liquidate, or wind up its business;

(iii)           Conduct its business other than in its ordinary and usual course;

(iv)           Issue any debt obligations senior to the Debenture;

(v)           Pay any dividend or make any other distributions of cash or property to any of the holders of its capital stock;

(vi)          Merge or consolidate with another entity;

(vii)          Enter into any transaction with an affiliate other than in the ordinary course or as required by an agreement existing as of the date hereof;

(viii)         For a period of one (1) year following the date of this Agreement, the Company shall not, without the prior written consent of the Investor, (x) issue or sell shares of Common Stock or preferred stock at a price less than $.50 per share of common stock or common stock equivalent or (y) issue any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock or preferred stock at a price less than $0.50 of common stock or common stock equivalent.  Notwithstanding the foregoing, this Section 6.10 shall not prohibit the issuance of an Exempt Issuance and an Exempt Issuance shall not trigger any rights the Investor may have pursuant to the terms herein.

6.11           Board of Directors.  Within ninety (90) days from the date hereof, the Board of Directors of the Company shall appoint two (2) individuals designated by the Investor, provided that the Investor designates two director nominees by October 1, 2010.  Upon official appointment to the Board of Directors, the Company agrees to pay these director nominees compensation substantially identical to the compensation paid existing or future members of the Board of Directors, pro rata based on the date of appointment.

6.12           Return of Shares.  The Company shall cause Philmore Anderson IV to return 5,000,000 shares of Company Common Stock to the Company’s treasury prior to a Subsequent Closing.

6.13           Exchange of Prior Warrants.  Prior to any Subsequent Closing, and provided John Thomas Bridge & Opportunity Fund, L.P. (“JTBOF”) returns to the Company the originally signed Warrants or an affidavit of loss, the Company shall exchange the warrants dated June 4, 2010 and June 30, 2010 (the “Prior Warrants”) issued to JTBOF pursuant to that certain securities purchase agreement, dated June 7, 2010, by and between the Company and JTBOF, and issue new warrants having the same terms and conditions of the Warrant to be issued pursuant to this Agreement (the “New Warrants”), provided that the New Warrants shall have the same effective date and be issued in the same denominations as the Prior Warrants.

ARTICLE VII.

CONDITION TO INVESTOR’S OBLIGATION TO CLOSE

7.01 Conditions to the Investor’s Obligations.  The obligation of Investor to purchase the Debenture and the Warrant at the Initial Closing, and each Subsequent Closing, is subject to the fulfillment to Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by Investor:

(a) The representations and warranties made by the Company in Article IV hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

(b) The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d) The Company shall have delivered an Officer’s Certificate executed by the Secretary of the Company certifying to and attaching (A) the Certificate of Incorporation and Bylaws of the Company and all amendments thereto, (B) the resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement and the Transaction Documents, and (C) certificates of the appropriate government officials of the State of Delaware bearing a recent date, to the effect that the Company is duly incorporated, validly existing, qualified to transact business, and in good standing under the laws of the State of Delaware.

(e)           The Company shall have delivered this executed Agreement and the Registration Rights Agreement to the Investor.

(f)           At or prior to the Initial Closing, Jeffrey Forester shall have been appointed as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors and shall continue to serve in such capacities as of each Subsequent Closing.

(g)           At or prior any Subsequent Closing, the covenants set forth in Sections 6.12 and 6.13 shall have been satisfied.

(f)           No event shall have occurred and be continuing which constitutes (or giving effect to Subsequent Closings would constitute an Event of Default) under this Agreement or the Debenture as of such Subsequent Closing Date.

7.02 Conditions to the Company’s Obligations.  The Company's obligation to sell and issue the Debenture and the Warrant at the Initial Closing, and each Subsequent Closing, is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           The representations and warranties made by the Investor in Sections 5.01 and 5.02 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

(b)           The Investor shall have delivered the Purchase Price to the Company.

(c)           The Investor shall have executed and delivered this Agreement and the Registration Rights Agreement to the Company.

7.03 Termination by Either Company or Investor.  Either the Company or Investor shall have the right to terminate this Agreement if the Initial Closing has not occurred prior to August 16, 2010.

ARTICLE VIII.

INDEMNIFICATION

8.01 Indemnification.  In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless Investor and its Affiliates and their officers, directors, agents, employees, subsidiaries, partners and controlling Persons (each, an “Indemnified Party”) to the fullest extent permitted by law, from and against any and all out-of-pocket losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, “Liabilities”) resulting from or arising out of (a) any breach of any representation or warranty, covenant or agreement of the Company in this Agreement or any of the other Transaction Documents or (b) any investigation or proceeding against the Company or any Indemnified Party and arising out of or in connection with this Agreement or any of the Transaction Documents, whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of, or is commenced or filed against, any Indemnified Party because of this Agreement, any other Transaction Document or such other documents and the transactions contemplated hereby or thereby, provided, that the Company shall not be liable under this Section 8.01 to an Indemnified Party for any liabilities resulting primarily from any actions that involved the gross negligence or willful misconduct of such Indemnified Party; and provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities for which it would otherwise be liable hereunder which shall be permissible under applicable laws.  In connection with the obligation of the Company to indemnify for Liabilities as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such Liabilities (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, that if an Indemnified Party is reimbursed hereunder for any Liabilities, such reimbursement of Liabilities shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.  The obligations of the Company under this paragraph will survive any transfer of the Debenture or Warrant.  In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Company will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party’s Liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Company and such Indemnified Party in connection with the matters as to which such Liabilities relate and other equitable considerations.

8.02 Notification.  Each Indemnified Party under this Article VIII will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article VIII, notify the Company in writing of the commencement thereof.  The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party under this Article VIII unless, and only to the extent that, such omission results in the Company’s forfeiture of substantive rights or defenses or the Company is otherwise irrevocably prejudiced in defending such proceeding.  In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to the Company; provided, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.  Notwithstanding the foregoing, in any action, claim or proceeding in which both the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company’s expense and to control its own defense of such action, claim or proceeding if, (a) the Company has failed to assume the defense and employ counsel as provided herein, (b) the Company has agreed in writing to pay such fees and expenses of separate counsel or (c) in the reasonable opinion of counsel to such Indemnified Party, a conflict or likely conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable, provided, however, that the Company shall not in any event be required to pay the fees and expenses of more than one separate counsel (and if deemed necessary by such separate counsel, appropriate local counsel who shall report to such separate counsel).  The Company agrees that it will not, without the prior written consent of an Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if such Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding.  The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the prior written consent of the Company.  The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

ARTICLE IX.

MISCELLANEOUS

9.01 Governing Law.  This Agreement shall be governed by and construed in all respects by the internal laws of the State of Texas (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas.

9.02 Notices, Etc.  Unless otherwise specified within a provision of this Agreement all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is electronically or mechanically generated and kept on file by the sending party); (iii) three Business Days after deposit with the United States Mail when sent by registered or certified mail; or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

YouBlast Global, Inc.
81 Greene St, 4th Fl.
New York, NY 10012
fax: 212-343-8897
Attention: Chief Executive Officer

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attention: Marc Ross, Esq.

If to the Investor:

John Thomas Bridge & Opportunity Fund II, L.P.
3 Riverway, Suite 1800
Houston, Texas  77056
Attention:  George Jarkesy

9.03 Amendments and Waivers.

(a) This Agreement may be terminated, amended or modified, by a written instrument executed by (a) the Company, and (b) the Investor.

(b) Any obligation of the Company under this Agreement may be waived or excused by the Investor.

9.04 Gender.  Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context may require.

9.05 Certain Expenses.  Each party shall be responsible for their own costs and expenses, except that the Company shall pay $5,000 of the fees and expenses of Brewer & Pritchard, P.C. at the Initial Closing and $2,500 at each Subsequent Closing.  It is understood that Brewer & Pritchard has only rendered legal advice to the Investor and not to the Company in connection with the transactions contemplated hereby, and that the Company has relied for such matters on the advice of its own respective counsel.  Such expenses shall be paid not later than the Closing.  The Company shall reimburse the Investor upon demand for all reasonable out-of-pocket expenses incurred by the Investor, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.06 Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.07 Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.08 Severability.  If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced.  In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable.  Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

9.09 Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

9.10 Entire Agreement.  This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.  All proposals, negotiations and representations (if any) made prior, and with reference to the subject matter of this Agreement, are merged herein.  This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.  Neither the Company nor the Investor shall be bound by any oral agreement or representation, irrespective of when made.

9.11 Survival of Representations, Warranties and Covenants.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement.  All covenants and indemnities made herein shall survive in perpetuity, unless otherwise provided in this Agreement.

9.12 Remedies Cumulative.  No failure or delay on the part of the Company or the Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Investor at law, in equity or otherwise.

9.13 Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement or any of the Transaction Documents.

9.14 Disputes.  The parties agree that all disputes arising under this Agreement shall be submitted to a court of competent jurisdiction located in Houston, Harris County, Texas.

9.15 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES WAIVES ITS RIGHTS TO TRIAL BY JURY AND AGREES TO SUBMIT ANY LAWSUIT TO TRIAL BEFORE THE COURT AND WITHOUT A JURY.

ARTICLE X.

DEFINITIONS

10.01 Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

 “Affiliate” means, with respect to a Person, (a) any director, executive officer, general partner, managing member or other manager of such Person, (b) any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and (c) if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual, any trust whose principal beneficiary is such individual or one or more members of such individual’s immediate family and any Person who is controlled by any such member or trust. The term “control” means (i) the power to vote more than 50% of the securities or other equity interests of a Person having ordinary voting power (on a fully diluted basis), or (ii) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Securities Purchase Agreement, as amended, modified or supplemented from time to time.

“Board of Directors” shall mean the group that manages the business and affairs of the Company as described in the bylaws of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law or executive order to close.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company and as in effect on the Initial Closing Date, including, all amendments and restatements of the same.

 “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute  thereto.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means common stock of the Company.

“Company” means YouBlast Global, Inc., a Delaware corporation.

“Debenture Shares” means shares of Common Stock to be issued pursuant to Section 3(b) of the Debenture in the event of certain defaults.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose (individual issuances pursuant to this subsection in an aggregate amount not to exceed 10% of the number of shares of Common Stock issued and outstanding as of the date hereof), (b) securities upon the exercise or exchange of or conversion of the Debenture or Warrant issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) any shares of Common Stock or securities exercisable, issuable or exchangeable for or convertible into Common Stock issued in connection with a private placement of up to $10,000,000 of the shares of Series A Convertible Preferred Stock of the Company, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” means generally accepted United States accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Material Adverse Change” means a material adverse change in the business, assets, operations, condition (financial or otherwise), results of operations or prospects of the Company or any Subsidiary of the Company.

“Material Adverse Effect” means a material adverse effect upon the business, assets, operation, condition (financial or otherwise), results of operations or prospects of the Company or any Subsidiary of the Company.

“Person” means any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Subsidiary” means, as to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Transaction Documents” means, collectively, this Agreement, the Debenture, the Warrant, the Registration Rights Agreement, and all other documents, certificates or agreements entered into or delivered in connection with any of the foregoing.

“United States” and “U.S.” shall mean the United States of America.

“Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrant.

10.02 Accounting Terms: Financial Statements.  All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice.  The term “sound accounting practice” shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

YOU BLAST GLOBAL, INC.

By: /s/ Jeffrey Forster
Name: Jeffrey Forster
Title: President and Chief Executive Officer

INVESTOR:

JOHN THOMAS BRIDGE & OPPORTUNITY FUND II, L.P.

By: /s/ George R. Jarkesy, Jr.
Name: George R. Jarkesy, Jr.
Title: Managing Member of the General Partner